UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2007, LCC International, Inc. (the "Company") announced that the Nasdaq Listing and Hearing Review Council (the "Listing Council") notified the Company on December 19, 2007 that the Listing Council had determined to exercise its discretionary authority, under Rule 4802(b), to grant the Company an exception to demonstrate compliance with all of the Global Market continued listing requirements until February 18, 2008 (the "Listing Council Decision"). A copy of the press release is furnished with this report as an exhibit to this Form 8-K.

In its decision, the Listing Council noted that its discretion is limited to the lesser of 60 days from the date of the Listing Council Decision or 180 days from the date of the decision of the Nasdaq Listing Qualifications Panel, which was September 25, 2007. Therefore, the maximum amount of time the Listing Council can grant the Company is until February 18, 2008.

The Listing Council Decision also stated that if by close of business on February 18, 2008, the Company has not complied with Rule 4310(c)(14), the Company’s securities will be suspended at the opening of business on February 20, 2008, and a Form 25, Notification of Removal from Listing, will then be filed with the Securities and Exchange Commission as required by SEC Rule 12d2-2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 99.1: Press Release of LCC International, Inc., dated December 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

December 20, 2007	By:	/s/ Peter A. Deliso

Name: Peter A. Deliso
Title: Senior Vice President, New Ventures, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of LCC International, Inc., dated December 20, 2007